EXHIBIT NO. 99.1

Cypress Energy Partners, L.P. Announces Second Quarter Results and Filing of Form 10-Q

TULSA, Oklahoma.--(BUSINESS WIRE)—August 13th, 2015

Cypress Energy Partners, L.P. (NYSE:CELP) today reported:

●	Cash Distribution to Unit Holders – Maintained at Q1 2015 rate
●	2nd Quarter Adjusted EBITDA attributable to limited partners increases 2.4% compared to the same period last year

Peter C. Boylan III, CELP's chairman, president and chief executive officer stated, "We were pleased to announce our second quarter 2015 operating performance and that we maintained our distribution rate of $0.406413 per unit consistent with our first quarter distribution per unit, despite the continued downturn in commodity prices impacting virtually everyone in the energy industry."

Mr. Boylan continued, “We continue to focus on organic growth opportunities and leveraging our customer relationships in the inspection industry to cross-sell our new hydrostatic testing services from our recent acquisition. We have also seen an increase in Water and Environmental Services opportunities with E&P producers that may lead to accretive acquisition and growth opportunities as these producers focus on their core business of finding and producing hydrocarbons.”

In conclusion, Mr. Boylan commented, "We continue to operate with a strong balance sheet and credit facility that allows us to pursue opportunities, and since early June we have seen a substantial increase in acquisition opportunities as the industry grapples with these lower commodity prices. CELP has approximately $59 million available and an additional $125 million in the current accordion feature under our senior credit facilities.”

Second Quarter:

●	Revenue of $91.0 million for the three months ended June 30, 2015 down 3% from same period in prior year.

●	Gross margin of 11.8% for the quarter compared with 13.1% in the same period in the prior year driven primarily by lower commodity prices.

●	Adjusted EBITDA of $5.4 million for the three months ended June 30, 2015 (including non-controlling interests).

●	Adjusted EBITDA attributable to Cypress Energy Partners, L.P. of $5.3 million for the three months ended June 30, 2015 compared to $5.2 million for the same period in the prior year.

●	Net income of $1.9 million for the three months ended June 30, 2015.

●	Net income attributable to Cypress Energy Partners, L.P. limited partners of $2.1 million for the three months ended June 30, 2015.

●	Distributable cash flow of $3.5 million for the three months ended June 30, 2015 down from $5.1 million in the same period in the prior year.

●

Declared cash distribution of $4.8 million or $0.406413 per unit for the three months ended June 30, 2015, which was unchanged from the first quarter and reflects a 4.88% increase over the minimum quarterly distribution of $0.3875.

●

As a result of our subordinated unit structure, our coverage ratio was 1.89x on our common units pro forma for a transaction that was planned to close June 30th, but for which the consideration was not received until July 1st, or 1.47x without such pro forma treatment. Our coverage ratio with pro forma treatment for the referenced transaction was 0.94x.

Year To Date:

●	Revenue of $185.0 million for the six months ended June 30, 2015 down 3% from same period prior year.

●	Distributable cash flow of $7.9 million for the six months ended June 30, 2015 down 5% from the period from January 21, 2014 through June 30, 2014.

●	Adjusted EBITDA of $11.0 million for the six months ended June 30, 2015.

●

Adjusted EBITDA attributable to Cypress Energy Partners, L.P. of $10.4 million for the six months ended June 30, 2015 compared to $8.5 million for the period from January 21, 2014 through June 30, 2014.

●	Net income of $4.7 million for the six months ended June 30, 2015.

●	Net income attributable to Cypress Energy Partners, L.P. limited partners of $4.8 million for the six months ended June 30, 2015.

Highlights include:

●	We averaged 1,367 inspectors and 36 field personnel per week for the second quarter of 2015.

●

We disposed 5.2 million barrels of saltwater, up 9% from the prior year at an average revenue per barrel of $0.77 for the second quarter of 2015, down 39% from the prior year. Materially lower oil prices and a contract dispute on two managed facilities negatively impacted average rate per barrel.

●

We announced the acquisition of a 51% controlling interest in Brown Integrity, LLC (“Brown”) an industry leader in the hydrostatic testing business. The second quarter results include two full months of this business.

●	After the Brown acquisition, we have approximately $59 million of remaining liquidity under our senior credit facility and an additional $125 million available under its accordion feature.

●

Our leverage ratio as calculated under our credit facility was 2.51x and our interest coverage ratio was 6.79x at June 30, 2015, reflecting a strong balance sheet with ample available cash and substantial availability.

●

Maintenance capital expenditures for the three and six months ended June 30, 2015 were $215 thousand and $362 thousand, respectively reflecting the limited maintenance capital expenditures required to operate our businesses.

Looking forward:

●

The market price of crude oil has a direct impact on our revenues associated with the sale of residual oil. It also has an indirect impact on our water disposal revenues, depending on the reaction of oil and gas producers in the vicinity of our facilities to declining oil prices. We believe the total barrels disposed and the average price per barrel disposed in the next two quarters will be similar to the second quarter absent any further deterioration in commodity prices.

●

We continue to work collaboratively with our customers to help them address the downturn in commodity prices and their need to reduce operating expenses until prices recover. We also continue to carefully evaluate market pricing on a facility by facility basis. Flowback pricing in the Bakken has experienced the greatest absolute change, given it has always been much higher than produced water.

●

Revenue per barrel metrics are comprised of five factors: i) disposal price per barrel; ii) volume of barrels disposed; iii) volume of skim oil; iv) net realized price per barrel of skim oil; and v) third party management fees and reimbursement of labor expenses associated with the same.

●

Our average headcount and revenue per inspector metrics continued to experience pressure in the second quarter. We continue to see certain customers’ project start dates slip and now, in some limited cases, certain new projects have been cancelled. To date we continue to see only marginal increases in our average inspector headcounts. We have also seen a number of customers issue new requests for proposals from inspection vendors in an effort to consolidate the number of suppliers. We now expect these headcounts to continue to increase approximately 5% to 10% in the third and fourth quarters, as delayed projects commence work.

●

For 2015, we expect to spend an aggregate of approximately $0.7 million on maintenance capital expenditures (primarily in the Water and Environmental Services business). We also expect to spend an additional $1.0 million on expansion capital expenditures (focused mainly on organically growing our Pipeline Inspection Services - NDE business).

CELP also announced that it will file its quarterly report on Form 10-Q for its fiscal period ended June 30, 2015 with the Securities and Exchange Commission later today. CELP will also post a copy of the Form 10-Q on its website at www.cypressenergy.com.

CELP will host an earnings call on Thursday, August 13, 2015, at 10:00am EDT (9:00am CDT) to discuss its second quarter 2015 financial results. Analysts, investors, and other interested parties may access the conference call by dialing Toll-Free (US & Canada): (866) 682-6100 or International Dial-In (Toll): (862) 255-5401. An archived audio replay of the call will be available on the investor section of our website at www.cypressenergy.com beginning at 10:00am EDT (9:00am CDT) on August 17, 2015.

CELP defines Adjusted EBITDA as net income, plus interest expense, depreciation and amortization expenses, income tax expenses, offering costs, non-cash allocated expenses and equity based compensation. CELP defines Distributable Cash Flow as Adjusted EBITDA excluding cash interest paid, cash income taxes paid and maintenance capital expenditures. Adjusted EBITDA and Distributable Cash Flow should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity or the ability to service debt obligations. CELP believes that the presentation of Adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. CELP uses Distributable Cash Flow as a supplemental financial measure to assess the cash flows generated by our assets (prior to the establishment of any retained cash reserves by the general partner) to fund the cash distributions we expect to pay to unitholders, to evaluate our success in providing a cash return on investment and whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates and to determine the yield of our units, which is a quantitative standard used throughout the investment community with respect to publicly-traded partnerships, as the value of a unit is generally determined by a unit’s yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder). Because adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to a similarly titled measure of other companies, thereby diminishing their utility. A reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income is shown below.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While CELP believes its expectations as reflected in the forward-looking statements are reasonable, CELP can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in CELP’s Annual Report filed on Form 10-K and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” CELP undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P. is a growth-oriented master limited partnership that provides midstream services including pipeline inspection, integrity and hydrostatic testing services to energy, E&P and midstream companies and their vendors throughout the U.S. and Canada. Cypress also provides saltwater disposal and other water and environmental services to U.S. energy E&P companies and their vendors in North Dakota in the Williston Basin, and West Texas in the Permian Basin. In all three of these business segments, Cypress works closely with its customers to help them comply with increasingly complex and strict environmental and safety rules and regulations and reduce their operating costs. Cypress is headquartered in Tulsa, Oklahoma.

Contact:

Cypress Energy Partners, L.P.
Les Austin, 918-748-3907
Chief Financial Officer

les.austin@cypressenergy.com

CYPRESS ENERGY PARTNERS, L.P.

Condensed Consolidated Balance Sheets

As of June 30, 2015 and December 31, 2014

(in thousands, except unit data)

(unaudited)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$28,587	$20,757
Trade accounts receivable, net	52,497	54,075
Accounts receivable - affiliates	657	-
Deferred tax assets	41	68
Prepaid expenses and other	1,464	2,440
Total current assets	83,246	77,340
Property and equipment:
Property and equipment, at cost	31,031	27,878
Less: Accumulated depreciation	5,039	3,538
Total property and equipment, net	25,992	24,340
Intangible assets, net	34,125	30,245
Goodwill	65,421	55,545
Debt issuance costs, net	2,047	2,318
Other assets	155	54
Total assets	$210,986	$189,842

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Accounts payable	$2,980	$2,461
Accounts payable - affiliates	-	586
Accrued payroll and other	15,596	7,750
Income taxes payable	267	546
Total current liabilities	18,843	11,343
Long-term debt	140,900	77,600
Deferred tax liabilities	392	438
Asset retirement obligations	33	33
Total liabilities	160,168	89,414
Commitments and contingencies
Owners' equity:
Partners' capital
Common units (5,920,467 and 5,913,000 units outstanding at June 30, 2015 and December 31, 2014, respectively)	4,787	6,285
Subordinated units (5,913,000 outstanding at June 30, 2015 and December 31, 2014)	64,230	66,096
General partner	(25,876)	1,999
Accumulated other comprehensive loss	(1,797)	(525)
Total partners' capital	41,344	73,855
Non-controlling interests	9,474	26,573
Total owners' equity	50,818	100,428
Total liabilities and owners' equity	$210,986	$189,842

CYPRESS ENERGY PARTNERS, L.P.
Condensed Consolidated Statements of Income
For the Three and Six Months Ended June 30, 2015 and June 30, 2014
(in thousands, except unit and per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$90,953	$93,722	$185,019	$191,245
Costs of services	80,190	81,419	163,707	167,522
Gross margin	10,763	12,303	21,312	23,723
Operating costs and expense:
General and administrative	6,067	4,967	11,329	9,921
Depreciation, amortization and accretion	1,374	1,576	2,632	3,137
Operating income	3,322	5,760	7,351	10,665

Other income (expense):
Interest expense, net	(1,440)	(772)	(2,447)	(1,557)
Offering costs	-	-	-	(446)
Other, net	55	37	63	25
Net income before income tax expense	1,937	5,025	4,967	8,687
Income tax expense	78	96	282	241
Net income	1,859	4,929	4,685	8,446

Net income (loss) attributable to non-controlling interests	(77)	1,249	90	2,022
Net income attributable to partners	1,936	$3,680	4,595	$6,424
Less net income (loss) attributable to general partner	(183)	-	(183)	646
Net income attributable to limited partners	$2,119	$3,680	$4,778	$5,778
Net income attributable to limited partners allocated to:
Common unitholders	$1,060	$1,840	$2,390	$2,889
Subordinated unitholders	1,059	1,840	2,388	2,889
	$2,119	$3,680	$4,778	$5,778

Net (loss) per common limited partner unit – basic	$0.18	$0.31	$0.40	$0.49
– diluted	$0.18	$0.31	$0.40	$0.48

Net (loss) per subordinated unit - basic and diluted	$0.18	$0.31	$0.40	$0.49

Weighted average common units outstanding - basic	5,918,258	5,913,000	5,916,717	5,913,000
- diluted	5,987,550	5,955,792	5,980,479	5,964,974

Weighted average subordinated units outstanding - basic and diluted	5,913,000	5,913,000	5,913,000	5,913,000

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income	$1,859	$4,929	$4,685	$8,446
Add:
Interest expense	1,440	772	2,447	1,557
Income tax expense	78	96	282	241
Depreciation, amortization and accretion	1,514	1,616	2,829	3,226
Offering costs	-	-	-	446
Non-cash allocated expenses	183	-	183	-
Equity based compensation	321	-	532	-
Adjusted EBITDA	$5,395	$7,413	$10,958	$13,916

Reconciliation of Net Income Attributable to Limited Partners to Adjusted EBITDA and Distributable Cash Flow Attributable to Partners (in thousands)

	Three Months Ended June 30,		Six Months Ended	January 21, 2014 thru
	2015	2014	June 30, 2015	June 30, 2014

Net income attributable to limited partners	$2,119	$3,680	$4,778	$5,778
Add:
Interest expense attributable to limited partners	1,402	212	2,204	390
Income tax expense attributable to limited partners	78	53	245	116
Depreciation, amortization and accretion attributable to limited partners	1,419	1,270	2,612	2,253
Equity based compensation attributable to limited partners	321	-	532	-

Adjusted EBITDA attributable to limited partners	$5,339	$5,215	$10,371	$8,537
Less:
Cash interest paid, cash taxes paid & maintenance capital expenditures	1,796	85	2,458	195

Distributable cash flow attributable to limited partners	$3,543	$5,130	$7,913	$8,342

Operating Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Total barrels of saltwater disposed (in thousands)	5,168	4,730	9,787	8,740
Average revenue per barrel	$0.77	$1.27	$0.84	$1.29
Water and environmental services gross margins	56.3%	68.1%	58.2%	64.1%
Average number of inspectors	1,367	1,434	1,415	1,470
Average revenue per inspector per week	$4,699	$4,706	$4,737	$4,735
Pipeline inspection services gross margins	9.4%	9.4%	9.1%	9.2%
Average number of field personnel	36	-	36	-
Average revenue per field personnel per week	$11,087	$-	$11,087	$-
Pipeline integrity services gross margins	19.7%	-	19.7%	-
Maintenance capital expenditures (in thousands)	$215	$66	$362	$83
Expansion capital expenditures (in thousands)	$185	$-	$891	$302
Distributions (in thousands)	$4,809	$4,693	$9,617	$8,258
Coverage ratio	0.74x	1.09x	0.82x	1.01x